Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-00182, 33-8993, 33-8973, 33-16460, 33-16466,
33-25052, 33-37865, 33-37867, 33-36223, 33-52826, 33-52804, 33-52806, 33-52800,
33-37868, 33-51187, 33-51189, 33-54347, 33-54453, 33-65237, 33-61561, 33-58487,
333-19535, 333-14265, 333-90761, 333-90823, 333-94627, 333-48432, 333-46408,
333-43702, 333-43698, 333-40578, 333-40576, 333-33070, 333-33062, 333-33068,
333-33064, 333-33058, 333-33066, 333-33060, 333-33074, 333-33072, 333-62004,
333-76670, and 333-83470) of Thermo Electron Corporation of our report dated March 14, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2005